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                                                                       EXHIBIT 5


       OPINION OF JOSEPH RYAN, ESQ. ON BEHALF OF THE LAW DEPARTMENT OF
                                THE REGISTRANT
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                                                               February 9, 2001

Marriott International, Inc.
10400 Fernwood Road
Bethesda, MD 20817

Ladies and Gentlemen:

     We are acting as counsel to Marriott International, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 with exhibits thereto (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations thereunder, relating to the registration of deferred compensation obligations (the "Obligations") of the Company to be offered under the Company's Executive Deferred Compensation Plan (the "Plan").

     As such counsel, we have participated in the preparation of the Registration Statement and have reviewed the corporate proceedings in connection with the adoption and amendment of the Plan. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for rendering this opinion.

     Based upon, and subject to, the foregoing, we are of the opinion that the Obligations, when established pursuant to the terms of the Plan, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Plan, except as enforceability
(i) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                              Very truly yours,

                              /s/ Joseph Ryan
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                              Name:  Joseph Ryan
                              Title: Executive Vice President
                                     and General Counsel